UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549


IN THE MATTER OF


SBSF FUNDS, INC. d/b/a KEY MUTUAL FUNDS
THE VICTORY PORTFOLIOS
KEYCORP MUTUAL FUND ADVISERS, INC.
AND SPEARS, BENZAK, SALOMON & FARRELL, INC.




SECOND AMENDMENT AND RESTATEMENT TO
APPLICATION PURSUANT TO SECTIONS 6(c), 12(d)(1)(J) AND
17(b) OF THE INVESTMENT COMPANY ACT OF 1940, AS
AMENDED, FOR AN ORDER EXEMPTING THE APPLICANTS
FROM THE PROVISIONS OF SECTIONS 12(d)(1)(A), (B) AND
17(a) PERMITTING THE PROPOSED TRANSACTIONS.


Please direct all communications concerning this Second Amendment and Restatement to Application to:

Robert M. Kurucza, Esq.
Marco E. Adelfio, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Avenue, NW, Suite 5500
Washington, D.C.  20006-1888
(202) 887-1500



UNITED STATES OF AMERICA

BEFORE THE SECURITIES AND EXCHANGE COMMISSION
      In The Matter Of:SBSF Funds, Inc. d/b/a Key Mutual Funds
The Victory Portfolios3435 Stelzer Road
Columbus, OH  43219

KeyCorp Mutual Fund Advisers, Inc.
127 Public Square
Cleveland, OH  44114

Spears, Benzak, Salomon & Farrell, Inc.
45 Rockefeller Plaza
New York, NY  10111)

Second Amendment and Restatement to Application Pursuant To
Sections 6(c), 12(d)(1)(j) And 17(b) Of The InvestmenT COMPANY
ACT OF 1940, AS AMENDED, FOR AN ORDER EXEMPTING
THE APPLICANTS FROM THE PROVISIONS OF SECTIONS
12(d)(1)(A), (B) AND 17(a) PERMITTING THE PROPOSED
TRANSACTIONS.

   I.   PRELIMINARY STATEMENT
SBSF Funds, Inc. d/b/a Key Mutual Funds ("KMF"), The Victory
Portfolios ("VP"), KeyCorp Mutual Fund Advisers, Inc. ("KMFAI") and Spears, Benzak, Salomon & Farrell, Inc. ("SBS&F"),
(collectively, "Applicants"), hereby amend and restate the application for an order of the Securities and Exchange Commission (the
"Commission") under Section 12(d)(1)(J) of the Investment Company
Act of 1940 ("1940 Act") for an exemption from the limitations of Sections 12(d)(l)(A) and (B) to the extent necessary to permit the series of KMF, VP and any other investment company created in the future that is part of the same "group of investment companies", as defined in Section 12(d)(1)(G)(ii) of the 1940 Act, as KMF or VP (the "Direct Funds"), to purchase shares of investment companies or series thereof, now existing or created in the future, that are part of the same "group of investment companies," as so defined, as the Direct Funds
(the "Underlying Portfolios"), and to permit the Underlying Portfolios to sell such shares to the Direct Funds. Applicants also apply for an order under Sections 6(c) and 17(b) of the 1940 Act for an exemption from Section 17(a) to the extent necessary to permit purchases and redemptions by the Direct Funds of shares of the Underlying
Portfolios and sales and redemptions by the Underlying Portfolios of their shares in transactions with the Direct Funds. Applicants believe the requested exemptions are fully consistent with the policies and purposes of the 1940 Act. Since no form has been prescribed for this application, Applicants proceed under Rule 0-2 of the General Rules and Regulations of the Commission under the 1940 Act.

II.   BACKGROUND

   A.   The Underlying Portfolios and the Direct Funds

KMF is a Maryland corporation registered under the 1940 Act as an open-end management investment company currently consisting of eight operating portfolios, including the Direct Funds,1 and one inactive portfolio. VP is a Delaware business trust registered under the 1940 Act as an open-end diversified management investment company currently consisting of 24 operating and four inactive portfolios. The initial Direct Funds are newly established portfolios of KMF. The Direct Funds are structured as "funds of funds" that may invest their assets in shares of various Underlying Portfolios, which are existing and future investment portfolios of KMF and VP.
The investment policies of the Direct Funds also permit each Fund to invest a portion of its assets in Government securities, certain short-term obligations and, subject to receipt of the exemptive order requested hereby (the "Requested Order"), shares of other investment companies that are not part of the same "group of investment companies", as defined in Section 12(d)(1)(G)(ii) of the 1940 Act, as KMF and VP ("Other Portfolios"). Investments in Other Portfolios will not exceed the percentage limitations imposed by Section 12(d)(1)(F) of the 1940 Act and also will be limited to an aggregate value of between 15% and 20% of the value of the total assets of a Direct Fund at the time of purchase; any departure from this range must be approved by the Board of Directors/Trustees of the Direct Funds. Because investments in Other Portfolios will not exceed the percentage limitations imposed by Section 12(d)(1)(F), no exemptive relief is sought therefrom with respect to investments by the Direct Funds in shares of Other Portfolios.

The mix of investments for each of the Direct Funds is established and varied using an asset allocation approach. Initial and subsequent allocation decisions are made as a result of investment analyses undertaken by the Direct Fund's adviser, subject to supervision by the Board of Directors/Trustees of the Direct Fund. The prospectus and statement of additional information for each Direct Fund describe the Direct Fund's permissible investments in Underlying Portfolios, as well as Government securities, certain short-term obligations and shares of Other Portfolios.

   B.   Spears, Benzak, Salomon & Farrell, Inc.

SBS&F currently serves as investment adviser to four of the operating funds of KMF. Subject to the general supervision of KMF's Board of Directors, in accordance with each advised entity's investment policies, SBS&F formulates guidelines and lists of approved investments, makes decisions with respect to and places orders for the KMF operating funds' purchase and sale of securities, and maintains records relating to such purchases and sales. SBS&F is a wholly owned subsidiary of KeyCorp Asset Management Holdings, Inc.
("KAMHI"), which is a wholly owned subsidiary of KeyBank
National Association, a national banking association, which, in turn, is a wholly owned subsidiary of KeyCorp, a bank holding company.

   C.   KeyCorp Mutual Fund Advisers, Inc.

KMFAI currently serves as investment adviser to VP and to four funds of KMF, including the initial Direct Funds. In addition, KMFAI has been retained to act as investment adviser to a fund of KMF that has yet to commence operations. Subject to the general supervision of VP's Board of Trustees, and KMF's Board of Directors, respectively, in accordance with each advised entity's investment policies, KMFAI formulates guidelines and lists of approved investments, makes decisions with respect to and places orders for purchases and sales of securities for VP and the relevant funds of KMF and maintains records relating to such purchases and sales. KMFAI is a wholly owned subsidiary of KAMHI.

III.   THE PROPOSED TRANSACTIONS

   A.   Proposed Structure

The Direct Funds invest their assets in shares of Underlying Portfolios that are part of the same "group of investment companies" as the Direct Funds, as defined in Section 12(d)(1)(G)(ii) of the 1940 Act. The investment policies of the Direct Funds provide that any assets that are not invested in such Underlying Portfolios may be invested in Government securities, certain short-term obligations and in shares of Other Portfolios to the extent permitted under Section 12(d)(1)(F) of the 1940 Act, subject to the 20% limitation described above.

Some of the Underlying Portfolios might rely upon a "manager of managers" exemptive order granted by the SEC, whereby the Underlying Portfolios have the authority to select a sub-adviser without the approval of the shareholders of the Underlying Portfolio, subject to certain conditions. However, reliance upon such exemptive order will not change the analysis with respect to the proposed structure here, because the Underlying Portfolios would all be part of the same "group of investment companies" as the Direct Funds, regardless of the identity of their sub-advisers.

   B.   Investment Allocations

The Direct Funds allocate their assets among the Underlying
Portfolios as noted above. The Direct Funds also may allocate assets among Government securities, certain short-term obligations and, subject to receipt of the Requested Order, shares of Other Portfolios, subject to the limitations described above.

   C.   Direct Fund and Underlying Portfolio Expenses

   1.   Operational Expenses

The Underlying Portfolios pay investment advisory fees to KMFAI and/or SBS&F. Additionally, the Underlying Portfolios pay fees to their various service providers for all other services relating to their operations. The Direct Funds' shareholders, therefore, indirectly pay their proportionate share of any Underlying Portfolio fees and expenses. Similarly, the Direct Funds' shareholders indirectly pay their proportionate share of any Other Portfolio fees and expenses.

The Direct Funds also pay investment advisory fees to their investment adviser(s). The services provided by the adviser(s) to the Direct Funds will be in addition to and not duplicative of those provided by the adviser(s) to the Underlying Portfolios and the Other Portfolios. Additionally, the Direct Funds pay fees to their various service providers for all other services relating to their operations. Duplicative expenses are expected to be minimal and are, to some extent, expected to be offset by cost savings at the Underlying Portfolio/Other Portfolio level.

   2.    Sales-Related Expenses

The Direct Funds will pay no front-end sales loads or contingent deferred sales charges in connection with the purchase or redemption of shares of either Underlying Portfolios or Other Portfolios. In addition, consistent with Section 12(d)(1)(G)(i)(III)(bb), the sales charges or distribution-related fees, if any, charged in connection with shares of the Direct Funds will not exceed the limits set forth in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") when aggregated with any sales charges or distribution-related fees that the Direct Funds pay relating to Underlying Portfolio or Other Portfolio shares. Similarly, any service fees relating to the shares of the Direct Funds will not exceed the limits set forth in Rule 2830 of the Conduct Rules of the NASD, when aggregated with any service fees that the Direct Funds may pay relating to shares of the Underlying Portfolios and Other Portfolios.

   D.   Purpose of the Direct Funds

The Direct Funds are intended as an efficient and cost-effective method of allowing investors to structure and modify a comprehensive allocation program in investments throughout the Underlying Portfolios. The structure of the Direct Funds recognizes that differing investment products do not move in tandem. For example, when stocks perform poorly, bonds may perform better.
Therefore, investing in different types of investment products can help spread risk and even out swings in performance.

The risk/return balance in a portfolio can be varied by altering the proportion of assets allocated to different types of investments. For example, an investor seeking higher growth potential generally would invest a larger portion of assets in stocks while an investor seeking less volatility generally would invest a larger portion of assets in high-quality bonds or cash equivalents. This asset allocation approach is the fundamental principle behind the Direct Funds.

IV.   APPLICABLE LAW AND ANALYSIS.
   A.   Section 12(d)(1)

Section 12(d)(1)(A) of the 1940 Act provides, in pertinent part: "It shall be unlawful for any registered investment company (the
"acquiring company") . . . to purchase or otherwise acquire any security issued by any other investment company (the "acquired company") . . . if the acquiring company and any company or companies controlled by it immediately after such purchase or acquisition own in the aggregate

(I) more than 3 per centum of the total outstanding voting stock of the acquired company;

(ii) securities issued by the acquired company having an aggregate value in excess of 5 per centum of the value of the total assets of the acquiring company; or

(iii) securities issued by the acquired company and all other investment companies . . . having an aggregate value in excess of 10 per centum of the value of the total assets of the acquiring company."

Section 12(d)(1)(B) of the 1940 Act provides, in pertinent part: "It shall be unlawful for any registered open-end investment company
(the "acquired company") . . . knowingly to sell or otherwise dispose of any security issued by the acquired company to any other investment company (the "acquiring company") . . . if immediately after such sale or disposition

(I) more than 3 per centum of the total outstanding voting stock of the acquired company is owned by the acquiring company and any company or companies controlled by it; or

(ii) more than 10 per centum of the total outstanding voting stock of the acquired company is owned by the acquiring company and other investment companies and companies controlled by them."

Section 12(d)(1)(G)(i) of the 1940 Act provides, in pertinent part:
"This paragraph [1] does not apply to securities of a registered open-end investment company . . . (hereafter in this subparagraph referred to as the "acquired company") purchased or otherwise acquired by a registered open-end investment company . . . (hereafter in this subparagraph referred to as the "acquiring company") if

(I) the acquired company and the acquiring company are part of the same group of investment companies;

(II) the securities of the acquired company, securities of other registered open-end investment companies . . . that are part of the same group of investment companies, Government securities, and short-term paper are the only instruments held by the acquiring company;

(III)   with respect to  . . .
(bb) securities of the acquiring company, any sales loads and other distribution-related fees charged, when aggregated with any sales load and distribution-related fees paid by the acquiring company with respect to securities of the acquired fund, are not excessive under rules adopted pursuant to section 22(b) or section 22(c) by a securities association registered under section 15A of the Securities Exchange
Act of 1934, or the Commission;

(IV) the acquired company has a policy that prohibits it from acquiring any securities of registered investment companies . . . in reliance on this subparagraph or subparagraph (F); . . .

The Direct Funds may not invest in Other Portfolios in reliance on the exemption provided by Section 12(d)(1)(G) for several reasons. First,
Section 12(d)(1)(G)(i)(I) requires that a fund of funds relying on subparagraph (G), as well as all underlying funds, be part of the same "group of investment companies," as defined in Section
12(d)(1)(G)(ii). As explained above, the Direct Funds propose to invest not only in shares of (affiliated) Underlying Portfolios, but also, subject to the limitations described above, in shares of (unaffiliated) Other Portfolios. Second, Section 12(d)(1)(G)(i)(II) limits the types of securities which a fund of funds relying on subparagraph (G) may hold to securities of funds that are part of the same "group of investment companies" as the fund of funds, Government securities and short-term paper. The Direct Funds, however, propose to invest not only in the types of securities that are described in Section 12(d)(1)(G)(i)(II), but also in shares of (unaffiliated) Other Portfolios. Finally, Section 12(d)(1)(G)(i)(IV) provides that the funds underlying a fund of funds must have a policy that prohibits such underlying funds from acquiring any securities in reliance on subparagraphs (G) or (F) of Section 12(d)(1). The Underlying Funds either have adopted, or are in the process of adopting, such policies.

In light of the foregoing, absent exemptive relief, Section 12(d)(1) of the 1940 Act would prohibit the Direct Funds from investing in both Underlying Portfolios and Other Portfolios. Therefore, Applicants seek an exemption from the limitations of Sections 12(d)(1)(A) and
(B) to the extent necessary to permit: (a) the Direct Funds to purchase an unlimited amount of the outstanding voting shares of each Underlying Portfolio; (b) the securities of each Underlying Portfolio to have an aggregate value of as much as 100% of the total assets of the Direct Funds; (c) the Direct Funds to invest up to 100% of their assets in the securities of the Underlying Portfolios; (d) each of the Underlying Portfolios to sell more than 3% of its total outstanding voting stock to the Direct Funds; and (e) each of the Underlying Portfolios to sell more than 10% of its total outstanding voting stock to a Direct Fund, other investment companies and companies controlled by the Direct Fund and other investment companies.

Investments by the Direct Funds in Other Portfolios will be made in accordance with Section 12(d)(1)(F) of the 1940 Act. Section 12(d)(1)(F) provides in pertinent part: "The provisions of this paragraph (1) shall not apply to securities purchased or otherwise acquired by a registered investment company if (i) immediately after such purchase or acquisition, not more than 3 per centum of the total outstanding stock of such issuer is owned by such registered investment company and all affiliated persons of such registered investment company; and (ii) such registered investment company has not offered or sold . . . and is not proposing to offer or sell any security issued by it through a principal underwriter or otherwise at a public offering price which includes a sales load of more than 1 1/2 per centum."

Section 12(d)(1)(F) of the 1940 Act further provides that: "No issuer of any security purchased or acquired by a registered investment company . . . shall be obligated to redeem such security in an amount exceeding 1 per centum of such issuer's total outstanding securities during any period of less than thirty days . . . ."

  1.   Legislative Purpose

The express purpose of Section 12(d)(l) of the 1940 Act, as enacted and amended by Congress in 1970, was to limit and address the perceived adverse consequences of "pyramiding" of investment companies in a "fund of funds" arrangement. These consequences are discussed in a comprehensive Commission report on the subject2
("1966 Report") and include: the duplicative costs involved in such a structure, the exercise of undue influence or control over the underlying series and the potential adverse impact of large-scale redemptions.

In September of 1996, however, in view of the recent and substantial experience of the Commission in dealing with fund of funds exemptive applications and the issues presented thereby,3 Congress approved amendments to Section 12(d)(1), the primary purpose of which was to remove the investment prohibitions of Section 12(d)(1) with respect to certain fund of funds structures. These amendments are contained in Section 203 of H.R. 3005, the "National Securities Market Improvements Act of 1996" ("NSMIA"), which was passed by Congress on September 28, 1996 and became law on October 11,
1996. Section 203 of NSMIA revises Section 12(d)(1) to establish a statutory exemption for funds of funds which comply with certain conditions set forth in new subparagraph 12(d)(1)(G). As explained above, a fund of funds seeking to rely on Section 12(d)(1)(G) must meet each of the requirements set forth in the subparagraph in order to be entitled to rely on the self-executing exemption from the other provisions of Section 12(d)(1).

Recognizing that Section 12(d)(1)(G) would not cover other equally appropriate fund of funds structures, Congress, in new Section 12(d)(1)(J), vested the Commission with broad authority to "conditionally or unconditionally exempt any person, security, or transaction, or any class or classes of persons, securities or transactions from any provision of [subsection 12(d)(1)], if and to the extent that such exemption is consistent with the public interest and the protection of investors."4
For the following reasons, Applicants assert that the structure of the Direct Funds is consistent with the public interest and the protection of investors, and request that the Commission approve the application
on that basis.   2.  Layering of costs to investorsa.   Advisory Fees
The 1966 Report states that "all fund holding companies . . . subject their investors to two layers of advisory fees." Congress, however, in the statutory fund of funds exemption provided in Section
12(d)(1)(G), did not specifically address this issue. Nevertheless, the structure of Applicants' fund of funds will include safeguards designed to address multiple layering of advisory fees. In this regard, before approving any advisory contract under Section 15 of the 1940
Act, the Directors/Trustees of the Direct Funds, including a majority of the Directors/Trustees who are not "interested persons," as defined in Section 2(a)(19), will find that any advisory fees charged under the contract are based on services provided that are in addition to, rather than merely duplicative of, services provided under any Underlying Portfolio advisory contract. This finding, and the basis upon which the finding was made, will be fully documented in the minute books of the Direct Funds. The Directors/Trustees of the Direct Funds will make a similar finding with respect to the Other Portfolios as well, which will be fully documented.

b.   Sales Load

The 1966 Report also states that "all investors in load funds including fund holding companies must pay a sales charge . . . [I]nvestors in a holding company are in turn subjected to a second layer of sales charges on their purchases of shares in the holding company. The investor is subjected to the dual sales load only where both the fund holding company and its portfolio investment companies are open-end, load funds."5 In Section 12(d)(1)(G), Congress addressed these concerns by setting certain limits on the amount of sales loads and distribution-related fees that may be imposed, directly and indirectly, on shares of a statutory fund of funds. These limitations are set forth in subparagraph (G)(i)(III) of
Section 12(d)(1).

To address the issue of multiple layers of sales loads, the Direct Funds commit that they will pay no front-end or contingent deferred sales charge in connection with the purchase or redemption of shares of the Underlying Portfolios. In addition, consistent with the limits imposed on statutory funds of funds by Section 12(d)(1)(G)(i)(III)(bb), and as a condition to the requested exemptive relief, any sales charges or distribution-related fees relating to the shares of the Direct Funds will not exceed the limits set forth in Rule 2830 of the Conduct Rules of the NASD, when aggregated with any sales charges or distribution-related fees that the Direct Funds may pay relating to acquisition, holding or disposition of Underlying Portfolio and Other Portfolio shares. Similarly, any service fees relating to the shares of the Direct Funds will not exceed the limits set forth in Rule 2830 of the Conduct Rules of the NASD, when aggregated with any service fees that the Direct Funds may pay relating to shares of the Underlying Portfolios and Other Portfolios. The aggregate sales charges, therefore, will not exceed the amount that otherwise lawfully could be charged at either fund level. Accordingly, the proposed structure of the Direct Funds does not raise the sales charge layering concerns underlying Section 12(d)(1).

c.   Administrative Expenses

The 1966 Report notes that "investors in fund holding companies also are subjected to a layering of administrative expenses including stock transfer, dividend disbursements and custodial fees and the cost of shareholder communications."6 As with concerns relating to multiple layering of advisory fees, Congress, in Section 12(d)(1)(G), did not specifically address the issue of multiple layering of administrative expenses. Nevertheless, the proposed structure of the Direct Funds addresses this issue.

Administrative and similar fees will be charged at the Direct Fund and Underlying Portfolio/Other Portfolio levels. However, Applicants believe that the redundancy of administrative fees and expenses between the Direct Funds and the Underlying Portfolios will be minimal, because distinct services are being provided at each level. Likewise, Applicants believe that distinct services will be provided at each level of the Direct Funds' investment in Other Portfolios, thus minimizing any concerns of redundancy of administrative fees and expenses. In any event, Applicants believe that administrative and other expenses may be reduced at both levels under the proposed
Direct Funds structure.  Accordingly, an investment in the Direct
Funds should not be significantly more expensive than a direct investment in an Underlying Portfolio or Other Portfolio.

Reduced expenses for each Underlying Portfolio/Other Portfolio may result from the following: (1) the addition of assets from the Direct Funds may reduce the expense ratios for each Underlying
Portfolio/Other Portfolio to the extent economies of scale are achieved or fixed expenses are spread across a larger asset base; (2) to the extent that shareholders of the Direct Funds otherwise would have opened direct accounts with each of the Underlying Portfolios/Other Portfolios, the number of accounts maintained by the Direct Funds in the aggregate, and the resulting transfer agency and other shareholder servicing fees for the Underlying Portfolios/Other Portfolios, may be reduced; and (3) the redemption rates for the Underlying Portfolios/Other Portfolios may be lower due to the long-term asset allocation approach employed by the Direct Funds. Custodial expenses and fund accounting fees for the Direct Funds will be minimized to the extent that the Direct Funds hold mutual fund shares rather than individual portfolio securities.

d.   Value of Services Analysis

The 1966 Report states that "an investor in a fund of funds incurs more expenses than he would incur simply by investing directly in any one, some or all of its portfolio funds."7 Again, in Section 12(d)(1)(G), Congress does not specifically address this concern. Applicants believe, however, that any additional incremental cost incurred by investing in the Direct Funds is in return for a substantial investment management service, namely the initial and ongoing asset allocation of investments made in the Underlying Portfolios.
Investors in the Direct Funds likewise will receive such services with respect to investments made by the Direct Funds in Other Portfolios.

In addition, Applicants note that the financial media carefully monitors and reports the performance of mutual funds, including
"funds of funds." Accordingly, Applicants expect that expense information about the Direct Funds will be readily available to the public. Applicants will have to price these products in a manner that is competitive with the market to attract and retain investors.

   3.   Diversification

The 1966 Report expresses some skepticism that increased diversification results from fund of funds arrangements, calling the
"added value of diversification . . . largely illusory. . . ."8  It further notes that "[a] fund holding company vehicle so duplicates and reduplicates the diversification achieved by the investment in a single fund that the expenses incurred defeat the investor's objectives."9 That this view of diversification is dated could not be more clearly evidenced than by Congress' recent approval of the amendments to
Section 12(d)(1) liberalizing the formation of funds of funds.

Unlike the fund holding companies in the 1966 Report, the Direct
Funds will provide meaningful additional diversification benefits since the Underlying Portfolios pursue different investment strategies. And, any concerns as to diversification are minimal with respect to the Other Portfolios since Section 12(d)(1)(F) limits the Direct Funds' investment in the Other Portfolios (together with investments by affiliated persons of the Direct Funds) to no more than 3% of the total outstanding stock of any Other Portfolio. Nevertheless, the Direct Funds also commit to employ a meaningful diversification strategy with respect to the Other Portfolios by investing in Other Portfolios that pursue different investment strategies.

The 1966 Report also expressed concern over "wash transactions"10 which achieve no true investment purpose. These transactions occur where "management of one portfolio fund will be buying for its portfolio the same securities the management of another will be selling."11 Again, this concern is not addressed in the context of
Section 12(d)(1)(G). Equally, however, this concern is not raised by the Direct Funds. Wash transactions will be rare in the case of the Direct Funds since the Underlying Portfolios will, as a general matter, pursue different investment strategies, and therefore, invest in different types of securities. Wash transactions similarly are not a concern with respect to the Other Portfolios as they will likewise pursue different investment strategies.

   4.   Control

The 1966 Report criticizes the potential for "pyramiding control in the hands of an individual or group of individuals whose financial stake in all of the constituent companies of the group is comparatively nominal."12 It focuses on fund holding companies because of their "potential for the exercise of undue influence or control over the activities of portfolio funds."13 Again, this concern was not specifically addressed by Congress in Section 12(d)(1)(G). It is, however, addressed by the structure of the Direct Funds in that there is little risk that the Direct Funds' adviser(s) will exercise inappropriate control over the Underlying Portfolios, as they are part of the same "group of investment companies." Moreover, it should be noted that the Other Portfolios, which are not within the same "group of investment companies" as the Direct Funds, cannot be controlled in any meaningful way by the Direct Funds because Section 12(d)(1)(F) limits them, together with their affiliates, to acquiring no more than 3% of the total outstanding stock of any Other Portfolio.

   5.   Impact of Large Scale Redemptions

On a related point, the 1966 Report notes that the management of the underlying fund "must be continually aware that a possible large redemption carries with it a loss of advisory fees in approximate proportion to the percentage of the fund redeemed."14 An entity owning such a large share may attempt to exert influence over the underlying fund.

Applicants believe that concern over this potential abuse is not relevant to the proposed arrangements. There is little risk that the Direct Funds' adviser(s) will exercise inappropriate control over the Underlying Portfolios, which are part of the same "group of investment companies." In this connection, Applicants note that
Section 12(d)(1)(G) does not impose any express limitations on statutory funds of funds with respect to redemptions of shares of underlying funds.

With respect to investments by the Direct Funds in shares of Other Portfolios, the Direct Funds, together with their affiliates, will be limited by Section 12(d)(1)(F) to acquiring no more than 3% of the total outstanding stock of any Other Portfolio. For this reason, there is little risk that the Direct Funds' adviser(s) will be in a position to exercise inappropriate control over any Other Portfolio. In addition, Applicants note that Section 12(d)(1)(F) permits the Other Portfolios to reject redemption requests by a Direct Fund that exceed 1% of the Other Portfolio's total outstanding securities during any period of less than 30 days.

The 1966 Report also expresses concern about the impact that the threat of large scale redemptions might have on the "orderly management of an underlying fund."15 For example, to address the threat of large scale redemptions, an underlying fund may be forced to maintain excessive cash balances. Otherwise, it might have to sell off a substantial portion of its assets, thereby saddling the fund's remaining shareholders with capital gains and a greater pro rata portion of fixed costs. Again, Section 12(d)(1)(G) does not impose any conditions designed to address this concern.

Nevertheless, to reduce the possibility of the Direct Funds being used as short-term trading vehicles and further protect the Direct Funds, Underlying Portfolios and Other Portfolios from unexpected large redemptions, the Direct Funds generally will be designed for intermediate and long-term investors.

   6.   Conflicting Interests

The Direct Funds' investment adviser is subject to a conflict of interest to the extent it has the authority to allocate the Direct Funds' assets across unaffiliated Other Portfolios as well as affiliated Underlying Portfolios. Applicants submit that this conflict is analogous to the conflict faced by an adviser in deciding among various affiliated Underlying Portfolios that pay different rates for advisory and other services that are provided by the same adviser (or its affiliates). This conflict will be addressed, in part, by limiting the adviser to a range of allocations to unaffiliated Other Portfolios (e.g., no less than 15% and no more than 20% of a Direct Fund's total assets may be invested in shares of Other Portfolios, at the time of purchase). Any departure from the prescribed range must be approved by the Board of Directors/Trustees of the Direct Fund.

   7.   Complexity

Finally, the 1966 Report expresses concern that the popularity of funds of funds could lead to the creation of more complex vehicles that would not serve any meaningful purpose. Specifically, the 1966 Report states that, "[i]f funds of funds are permitted to proliferate, how could an investor decide among the many such companies seeking his investment dollar? Would he not need a fund of funds of funds to make the decision?"16 To address this concern with respect to Section 12(d)(1)(G) funds of funds, Congress, in Section 12(d)(1)(G)(i)(IV), required that the funds underlying a statutory fund of funds have a policy prohibiting such underlying funds from acquiring any securities in reliance on subparagraphs (G) or (F) of
Section 12(d)(1). As noted above, the Underlying Portfolios have adopted, or are in the process of adopting, such a policy.

Nevertheless, insofar as these concerns relate to the Direct Funds, they are addressed by virtue of the fact that no Underlying Portfolio or Other Portfolio will acquire securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except to the extent that such Underlying Portfolio or Other Portfolio (a) receives securities of another investment company as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the 1940 Act); or (b) acquires (or is deemed to have acquired) securities of another investment company pursuant to exemptive relief from the Commission permitting such Underlying Portfolio or Other Portfolio to (i) acquire securities of one or more affiliated investment companies for short-term cash management purposes; or (ii) engage in interfund borrowing and lending transactions.

   8.   Authority

As part of the 1996 amendments to Section 12(d)(1), Congress vested the Commission with broad authority to "conditionally or unconditionally exempt any person, security, or transaction, or any class or classes of persons, securities or transactions from any provision of [subsection 12(d)(1)], if and to the extent that such exemption is consistent with the public interest and the protection of investors."17 The authority granted to the Commission in Section 12(d)(1)(J) is not only broad enough to encompass the relief requested by the Applicants, but also was intended to address situations similar to that presented by the Applicants. In this regard, Applicants note that the June 17, 1996 Committee Report to the House of
Representatives on H.R. 3005 (which contained versions of Subsections 12(d)(1)(G) and (J) that are substantially similar to those ultimately included in NSMIA) provides that:

[Section 12(d)(1)(J)] makes explicit the authority of the Commission to grant exemptions for funds of funds that might not meet the conditions of new subparagraph 12(d)(1)(G), for example, fund of fund arrangements that involve investment companies that are not part of the same group of investment companies . . . The Committee notes that many investment company fund complexes may not include a sufficient number or variety of fund types to permit the creation of a workable affiliated fund of funds. The Committee intends the rulemaking and exemptive authority in new Section 12(d)(1)(J) to be used by the Commission so that the benefits of funds are not limited only to investors in the largest fund complexes, but, in appropriate circumstances, are available to investors through a variety of different types and sizes of investment company complexes. (emphasis supplied).18
In light of this clear statement of legislative intent, there is little question that the Commission has been empowered, and indeed encouraged, by Congress to grant the relief requested by the Applicants.

   9.   Conclusion

Section 12(d)(1) is designed to prohibit arrangements and practices that bear practically no relation to the purpose and structure of the Direct Funds. Unlike the fund holding companies that troubled
Congress 30 years ago, the Direct Funds will provide a simple answer to investor demand for a diversified, professionally managed fund of funds. Moreover, Congress, through the amendments to Section
12(d)(1) has expressly recognized not only that, subject to certain limitations, funds of funds are in the public interest, but also that the Commission is uniquely qualified to evaluate variations on Section 12(d)(1)(G) statutory funds of funds. In this regard, Section 12(d)(1)(J) vests the Commission with the authority to permit the establishment and operation of funds of funds which, although not meeting the requirements of Section 12(d)(1)(G), represent a variation that is in the public interest and consistent with the protection of investors. Applicants believe that the Direct Funds present such a case. Accordingly, Applicants believe that this is an appropriate instance for the Commission to exercise its authority under Section 12(d)(1)(J) to exempt Applicants from the restrictions of Section 12(d)(1) to the extent requested in this Application.

   B.   Section 17(a)

Section 17(a) of the 1940 Act prohibits an affiliated person of a registered investment company or an affiliated person of such affiliated person from: (1) knowingly selling any security or other property to the registered investment company or (2) knowingly purchasing any security or other property from the company. Section 17(b) authorizes the Commission to exempt a proposed transaction from the restrictions of Section 17(a) if the evidence establishes that
(1) the terms of the proposed transaction, including the consideration paid or received, are reasonable and fair and do not involve overreaching on the part of any person concerned; (2) the proposed transaction is consistent with the policies of each registered investment company concerned; and (3) the proposed transaction is consistent with the general purposes of the 1940 Act.

The Direct Funds and the Underlying Portfolios will be advised by the Advisers or their affiliates and, therefore, may be deemed to be "affiliated persons" of one another by virtue of being under the common control of their adviser(s).19 They also may be deemed to be affiliated persons of one another to the extent that Direct Funds own 5% or more of the shares of an Underlying Portfolio.20
Purchases by the Direct Funds of shares of the Underlying Portfolios and sales by the Underlying Portfolios of their shares to the Direct Funds could be deemed to be principal transactions between affiliated persons under Section 17(a). Applicants seek an exemption under Sections 17(b) and 6(c) from the prohibitions of Section 17(a) to allow the transactions described in this application to the extent that such prohibition would apply.

Applicants believe that relief under Section 6(c) is appropriate for many of the reasons discussed above. Applicants also believe that relief is appropriate under Section 17(b) because the proposed arrangement meets the requirements of that section.

First, the terms of the proposed arrangement are fair and reasonable and do not involve overreaching. The consideration paid for the sale and redemption of shares of the Underlying Portfolios will be based on the net asset values of the Underlying Portfolios.
Second, the proposed arrangement will be specifically contemplated by and consistent with the policies of the Direct Funds. The investment of assets of the Direct Funds in shares of the Underlying Portfolios and the issuance of shares of the Underlying Portfolios to the Direct Funds will be effected in accordance with the investment restrictions of the Direct Funds and will be consistent with the policies as set forth in the registration statement of the Direct Funds.

Finally, the proposed arrangement is consistent with the general purposes of the 1940 Act. Section 17(a) is intended to prohibit affiliated persons in a position of influence or control over an investment company from furthering their own interests by selling property that they own to an investment company at an inflated price, purchasing property from an investment company at less than its fair value, or selling or purchasing property on terms that involve any self-dealing or overreaching by the affiliated person. The proposed arrangement does not involve any such wrongful conduct by the Applicants.

V.   AUTHORITY

Except with respect to the authority to invest in Other Portfolios, the relief requested by this application is substantially similar to that recently granted by the Commission to Daily Money Fund, et al., Investment Company Act Release Nos. 22107 (July 29, 1996) (notice) and 22171 (August 26, 1996) (order); Qualivest Funds, et al., Investment Company Act Release Nos. 21874 (Apr. 5, 1996) (notice) and 21933 (May 1, 1996) (order); Twentieth Century Blended
Portfolios, Inc., et al., Investment Company Act Release Nos. 21813 (Mar. 11, 1996) (notice) and 21875 (Apr. 8, 1996) (order), Schwab
Capital Trust, et al., Investment Company Act Release Nos. 21726
(Jan. 31, 1996) (notice) and 21788 (Feb. 27, 1996) (order), DFA
Investment Dimensions Group, Inc., et al., Investment Company Act Release Nos. 21642 (Dec. 29, 1995) (notice) and 21701 (Jan. 24,
1996) (order), The Diversified Investors Funds Group, et al., Investment Company Act Release Nos. 21597 (Dec. 13, 1995)
(notice) and 21669 (Jan. 11, 1996) (order), SEI Institutional Managed Trust, et al., Investment Company Act Release Nos. 21539 (Nov. 22,
1995) (notice) and 21615 (Dec. 20, 1995) (order), Smith Barney, Inc., et al., Investment Company Act Release Nos. 21537 (Nov. 21, 1995) (notice) and 21613 (Dec. 19, 1995) (order), Vanguard STAR Fund, et al., Investment Company Act Release Nos. 21372 (Sept. 22, 1995) (notice) and 21426 (Oct. 18, 1995) (order), T. Rowe Price Spectrum Fund, Inc., et al., Investment Company Act Release Nos. 21371 (Sept. 22, 1995) (notice) and 21425 (Oct. 18, 1995) (order).

VI.   CONDITIONS TO RELIEF
Applicants expressly consent to the imposition of the following conditions in connection with this request for exemptive relief.

All Underlying Portfolios will be part of the same "group of investment companies," as defined in Section 12(d)(1)(G)(ii) of the 1940 Act, as the Direct Funds.

No Underlying Portfolio or Other Portfolio will acquire securities of any other investment company in excess of the limits contained in
Section 12(d)(1)(A) of the 1940 Act, except to the extent that such Underlying Portfolio or Other Portfolio (a) receives securities of another investment company as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the 1940 Act); or (b) acquires (or is deemed to have acquired) securities of another investment company pursuant to exemptive relief from the Commission permitting such Underlying Portfolio or Other Portfolio to (i) acquire securities of one or more affiliated investment companies for short-term cash management purposes; or (ii) engage in interfund borrowing and lending transactions.

Any sales charges, distribution-related fees and service fees relating to the shares of the Direct Funds, when aggregated with any sales charges, distribution-related fees and service fees paid by the Direct Funds relating to its acquisition, holding or disposition of shares of the Underlying Portfolios and Other Portfolios, will not exceed the limits set forth in Rule 2830 of the NASD's Conduct Rules.

Before approving any advisory contract under Section 15 of the 1940
Act, the boards of Directors/Trustees of the Direct Funds, including a majority of the Directors/ Trustees who are not "interested persons," as defined in Section 2(a)(19), will find that the advisory fees charged under the contract are based on services provided that are in addition to, rather than duplicative of, services provided under any Underlying Portfolio or Other Portfolio advisory contract. This finding, and the basis upon which the finding was made, will be recorded fully in the minute books of the Direct Funds.

VII.   PROCEDURAL MATTERS

   1. Pursuant to Rule 0-2(f) under the Act, Applicants hereby state that their addresses are as stated on the first page of this Application. Applicants further state that all communications or questions should be directed to:

Robert M. Kurucza, Esq.
Marco E. Adelfio, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Avenue, N.W., Suite 5500
Washington, D.C.  20006-1888
(202) 887-1500

   2. Pursuant to Rule 0-2(c)(1) under the Act, each Applicant hereby states that the officer signing and filing this Application on behalf of each Applicant is fully authorized to do so. Authorizations filed as Exhibits A-1 through A-4 with the Application filed May 20, 1996 remain in effect. Under the provisions of each Applicant's
Declaration of Trust and/or Articles of Incorporation and/or By-Laws, responsibility for the management of the affairs and business of the Applicant is vested in its Board of Trustees or Directors. Each Applicant has complied with all requirements for the execution and filing of this Application in the name and on behalf of each Applicant.

   3. The verifications required by Rule 0-2(d) under the 1940 Act are attached hereto as Exhibits B-1 through B-4. The notice of the proceeding initiated by the filing of this Application required by Rule 0-2(g) under the 1940 Act is attached as Exhibit C to this Application.

IN WITNESS WHEREOF, each Applicant has caused this Second
Amendment and Restatement to Application to be duly executed as of the date set forth below.

SBSF FUNDS, INC. d/b/a KEY MUTUAL FUNDS
February __, 1997   By:  /s/
   Name:   Robert L. Tuch
   Title:   Assistant Secretary
THE VICTORY PORTFOLIOS
February __, 1997   By:  /s/
   Name:   George O. Martinez
   Title:   Assistant Secretary
KEYCORP MUTUAL FUND ADVISERS, INC.
February __, 1997   By: /s/
   Name:   William J. Blake
   Title:   Secretary
SPEARS, BENZAK, SALOMON & FARRELL, INC.
February __, 1997   By:   /s/
   Name:   Christopher J. Brown
   Title:   Vice President and Chief Financial Officer


EXHIBIT INDEX

Exhibits
Sequential Page Number
A-1Certification of SBSF Funds, Inc. d/b/a Key Mutual Funds
Pursuant to Rule 0-2(c)(1)A-1A-2
Certification of The Victory Portfolios
Pursuant to Rule 0-2(c)(1)A-2A-3
Certification of Spears, Benzak, Salomon & Farrell, Inc.
Pursuant to Rule 0-2(c)(1)A-3A-4
Certification of Keycorp Mutual Fund Advisers, Inc.
Pursuant to Rule 0-2(c)(1)
A-4B-1
Verification of SBSF Funds, Inc. d/b/a Key Mutual Funds
Pursuant to Rule 0-2(d)B-1B-2
Verification of The Victory Portfolios
Pursuant to Rule 0-2(d)B-2B-3
Verification of Spears, Benzak, Salomon & Farrell Inc.
Pursuant to Rule 0-2(d)B-3B-4
Verification of Keycorp Mutual Fund Advisers, Inc.
Pursuant to Rule 0-2(d) B-4C
Notice of ApplicationC-1
Exhibit A-1
Authorization
Rule 0-2(c)(1)SBSF Funds, Inc. d/b/a Key Mutual Funds

CERTIFICATE

I, Robert L. Tuch, of SBSF Funds, Inc. (d/b/a Key Mutual Funds) (the "Company") hereby certify that the following resolutions authorizing the filing with the Securities and Exchange Commission of an application for an order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or other documents related thereto, were duly adopted by the Company's Board of Directors and that such resolutions have not been amended, mo dified or rescinded:

RESOLVED, that the Officers of the Company be, and each hereby is, authorized to prepare, execute and submit, on behalf of the Company, an exemptive application to the SEC for an order pursuant to Sections 6(c) and 17(b) of the 1940 Act, for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or supplements thereto, if the same shall be necessary or appropriate; and

FURTHER RESOLVED, that the appropriate Officers of the Company be, and each hereby is, authorized and directed to take such additional actions, and to execute and deliver on behalf of the Company such other documents or instruments as they deem necessary or appropriate in furtherance of the above resolution, his or her authority therefor to be conclusively evidenced by the taking of any such actions or the execution or delivery of any such document.

IN WITNESS WHEREOF, I have executed this Certificate this 15th day of May, 1996.

   /s/ Robert L. Tuch
   Name:  Robert L. Tuch
   Title:    Assistant Secretary
SBSF Funds, Inc. (d/b/a Key Mutual Funds)


EXHIBIT A-2
AUTHORIZATION
RULE 0-2(C)(1)
THE VICTORY PORTFOLIOS

CERTIFICATE

I, George O. Martinez, of The Victory Portfolios (the "Trust") hereby certify that the following resolutions authorizing the filing with the Securities and Exchange Commission (the "SEC") of an application for an order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or other documents related thereto, were duly adopted by the Trust's Board of Trustees and that such resolutions have not been amended, modified or rescinded:

VOTED, that the Officers of the Trust be, and each hereby is, authorized to prepare, execute and submit, on behalf of the Trust, an exemptive application to the SEC for an order pursuant to Sections 6(c) and 17(b) of the 1940 Act, for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or supplements thereto, if the same shall be necessary or appropriate; and

FURTHER VOTED, that the appropriate Officers of the Trust be, and each hereby is, authorized and directed to take such additional actions, and to execute and deliver on behalf of the Trust such other documents or instruments as they deem necessary or appropriate in furtherance of the above resolution, his or her authority therefor to be conclusively evidenced by the taking of any such actions or the execution or delivery of any such document.

IN WITNESS WHEREOF, I have executed this Certificate this 15th day of May, 1996.

By: /s/ George O. Martinez
   Name:  George O. Martinez
   Title:    Assistant Secretary
The Victory Portfolios


EXHIBIT A-3
AUTHORIZATION
RULE 0-2(C)(1)

SPEARS, BENZAK, SALOMON & FARRELL, INC.

CERTIFICATE

I, Michael R. Parker, of Spears, Benzak, Salomon & Farrell, Inc. (the "Company") hereby certify that the following resolutions authorizing the filing with the Securities and Exchange Commission of an application for an order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or other documents related thereto, were duly adopted by the Company's Board of Directors and that such resolutions have not been amended, modified or rescinded:

RESOLVED, that the Officers of the Company be, and each hereby is, authorized to prepare, execute and submit, on behalf of the Company, an exemptive application to the SEC for an order pursuant to Sections 6(c), 17(b) and (d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or supplements thereto, if the same shall be necessary or appropriate; and

FURTHER RESOLVED, that the appropriate Officers of Spears, the Company be, and each hereby is, authorized and directed to take such additional actions, and to execute and deliver on behalf of the Company such other documents or instruments as they deem necessary or appropriate in furtherance of the above resolution, his or her authority therefor to be conclusively evidenced by the taking of any such actions or the execution or delivery of any such document.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of May, 1996.


   /s/ Michael R. Parker
Name:  Michael R. Parker
   Title:    Vice President & General Counsel
Spears, Benzak, Salomon & Farrell, Inc.

EXHIBIT A-4
AUTHORIZATION
RULE 0-2(C)(1)
KEYCORP MUTUAL FUND ADVISERS, INC.

CERTIFICATE

I, William J. Blake, Secretary of KeyCorp Mutual Advisers, Inc. (the "Corporation") hereby certify that the following resolutions authorizing the filing with the Securities and Exchange Commission of an application for an order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Corporation from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or other documents related thereto, were duly adopted by the Corporation's Board of Directors and that such resolutions have not been amended, modified or rescinded:

RESOLVED, that the officers of the Corporation be, and each hereby is, authorized to prepare, execute and submit, on behalf of the Corporation, an exemptive application to the Securities and Exchange Commission for an order pursuant to Sections 6(c), 17(b) and (d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or supplements thereto, if the same shall be necessary or appropriate; and

FURTHER RESOLVED, that the officers of the Corporation be, and each hereby is, authorized and directed to take such additional actions, and to execute and deliver on behalf of the Corporation such other documents or instruments as they deem necessary or appropriate in furtherance of the above vote, his or her authority therefor to be conclusively evidenced by the taking of any such actions or the execution or delivery of any such document.

IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of May, 1996.

   /s/ William J. Blake
   William J. Blake
   Secretary
KeyCorp Mutual Fund Advisers, Inc.


EXHIBIT B-1
VERIFICATION
RULE 0-2(d)

SBSF FUNDS, INC. d/b/a KEY MUTUAL FUNDS

VERIFICATION
STATE OF OHIO                                           )
                                                                        )   ss:
COUNTY OF FRANKLIN                            )


      The undersigned being duly sworn deposes and states that he has duly executed the attached Second Amendment and Restatement to Application for an Order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) for and on behalf of SBSF Funds, Inc. (the "Company"); that he is the Assistant Secretary of such Company; and that all action by stockholders, directors and other bodies necessary to authorize deponent to execute and file such instrument on behalf of the Company has been taken. Deponent further says that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.


    /s/
   Name:  Robert L. Tuch
   Title:    Assistant Secretary
SBSF Funds, Inc. (d/b/a Key Mutual Funds)


Subscribed and sworn to before me, a Notary Public, this ___ day of February, 1997.
My commission expires:


   /s/
   Notary Public

Notarial Seal:



EXHIBIT B-2
VERIFICATION
RULE 0-2(d)
THE VICTORY PORTFOLIOS

VERIFICATION
STATE OF _____________                 )
                                                              )   ss:
COUNTY OF ___________                )


      The undersigned being duly sworn deposes and states that he has duly executed the attached Second Amendment and Restatement to Application for an Order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) for and on behalf of The Victory Portfolios (the "Trust"); that he is the Assistant Secretary of such Trust; and that all action by interest holders, trustees and other bodies necessary to authorize deponent to execute and file such instrument on behalf of the Trust has been taken. Deponent further says that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.


   /s/
   Name:  George O. Martinez
   Title:    Assistant Secretary
The Victory Portfolios


Subscribed and sworn to before me, a Notary Public, this ___ day of February, 1997.
My commission expires:


  /s/
   Notary Public

Notarial Seal:



EXHIBIT B-3
VERIFICATION
RULE 0-2(d)

SPEARS, BENZAK, SALOMON & FARRELL, INC.

VERIFICATION
STATE OF _______________   )
                                                     )   ss:
COUNTY OF _____________    )


      The undersigned being duly sworn deposes and states that he has duly executed the attached Second Amendment and Restatement to Application for an Order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) for and on behalf of Spears, Benzak, Salomon & Farrell, Inc.
(the "Company"); that he is the Vice President and Chief Financial Officer of such Company; and that all action by shareholders, directors and other bodies necessary to authorize deponent to execute and file such instrument on behalf of the Company has been taken. Deponent further says that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.


   /s/
   Name:  Christopher J. Brown
   Title:    Vice President and Chief Financial Officer
Spears, Benzak, Salomon & Farrell, Inc.


Subscribed and sworn to before me, a Notary Public, this ___ day of February, 1997.

My commission expires:


   /s/
   Notary Public

Notarial Seal:


EXHIBIT B-4
VERIFICATION
RULE 0-2(d)

KEYCORP MUTUAL FUND ADVISERS, INC.

VERIFICATION
STATE OF OHIO                 )
                                              )   ss:
COUNTY OF CUYAHOGA)


      The undersigned being duly sworn deposes and states that he has duly executed the attached Second Amendment and Restatement to Application for an Order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) for and on behalf of KeyCorp Mutual Fund Advisers, Inc. (the "Corporation"); that he is the Secretary of such Corporation; and that all action by shareholders, directors and other bodies necessary to authorize deponent to execute and file such instrument on behalf of the Corporation has been taken. Deponent further says that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.


   /s/
   Name:  William J. Blake
   Title:     Secretary
KeyCorp Mutual Fund Advisers, Inc.


Subscribed and sworn to before me, a Notary Public, this ___ day of February, 1997.

My commission expires:

   /s/
   Notary Public

Notarial Seal:


EXHIBIT C

SECURITIES AND EXCHANGE COMMISSION
INVESTMENT COMPANY ACT OF 1940, Release No. ______
SBSF Funds, Inc. d/b/a Key Mutual Funds et al.
January 30, 1997

Agency:  Securities and Exchange Commission ("Commission").

Action:  Notice of Application for an Order under the Investment
Company Act of 1940 (the "1940 Act").

Applicants:  SBSF Funds, Inc. d/b/a Key Mutual Funds ("KMF"), The
Victory Portfolios ("VP"), Spears, Benzak, Salomon & Farrell, Inc. ("SBS&F") and KeyCorp Mutual Fund Advisers, Inc. ("KMFAI").

Relevant 1940 Act Sections:  Order requested under section
12(d)(1)(J) of the 1940 Act from section 12(d)(1) of the Act, under sections 6(c) and 17(b) of the 1940 Act from section 17(a) of the Act.

Summary of Application: The requested order would permit the use of existing funds or the creation of new funds (the "Direct Funds") that will acquire shares of investment companies or series thereof, now existing or created in the future, that are part of the same "group of investment companies," as defined in section 12(d)(1)(G)(ii) of the 1940 Act (the "Underlying Portfolios"), as the Direct Funds, and to permit the Underlying Portfolios to sell such shares to the Direct Funds.

Filing Dates: The application was filed on May 20, 1996 and amended on January 22, 1997 and February ___, 1997.

Hearing or Notification of Hearing: An order granting the application will be issued unless the Commission orders a hearing. Interested persons may request a hearing by writing to the Commission's
Secretary and serving applicants with a copy of the request, personally or by mail. Hearing requests should be received by the Commission by 5:30 p.m. on February 24, and should be accompanied by proof of service on applicants, in the form of an affidavit, or, for lawyers, a certificate of service. Hearing requests should state the nature of the writer's interest, the reason for the request, and the issues contested. Persons may request notification of a hearing by writing to the Commission's Secretary.

Addresses: Secretary, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Applicants: KMF and VP, 3435 Stelzer Road, Columbus, OH 43219; KMFAI, 127 Public Square, Cleveland, OH 44114; SBS&F, 45 Rockefeller Plaza, New York, NY 10111.

For Further Information Contact:  David W. Grim, Staff Attorney, at
(202) 942-____, or , Mercer E. Bullard, Branch Chief at (202) 942- ____ (Office of Investment Company Regulation, Division of
Investment Management).

Supplementary Information: The following is a summary of the application. The complete application may be obtained for a fee from the Commission's Public Reference Branch.

Applicants' Representations:

1. KMF is a Maryland corporation registered under the 1940 Act as an open-end management investment company consisting of eight operating portfolios and one inactive portfolio. VP is a Delaware business trust registered under the 1940 Act as an open-end diversified management investment company consisting of 24 operating and four inactive portfolios.

2. The initial Direct Funds are newly established portfolios of KMF. The Direct Funds are structured as "funds of funds" that invest their assets in shares of various Underlying Portfolios. The Underlying Portfolios are existing and future investment portfolios of KMF and VP. The investment policies of the Direct Funds also permit each Fund to invest a portion of its assets in Government securities, certain short-term obligations and, subject to receipt of the exemptive order requested hereby (the "Requested Order"), shares of investment companies that are not part of the same "group of investment companies," as defined in Section 12(d)(1)(G)(ii) of the 1940 Act ("Other Portfolios"). Investments in Other Portfolios will not exceed the percentage limitations imposed by Section 12(d)(1)(F) of the 1940 Act and also will be limited to an aggregate value not in excess of 20% of the total assets of each Direct Fund at the time of purchase. Because investments in Other Portfolios will not exceed the percentage limitations imposed by Section 12(d)(1)(F), no exemptive relief therefrom is sought with respect to investments by the Direct Funds in shares of Other Portfolios.

3. The Direct Funds seek to provide diversification among major asset categories and stock sub-categories. The mix of investments for each of the Direct Funds is established and varied using an asset allocation approach. Initial and subsequent allocation decisions are made as a result of investment analyses undertaken by the Direct
Fund's adviser, subject to supervision by the Board of Directors of the Direct Fund. The prospectus and statement of additional information for each Direct Fund describe the Direct Fund's permissible investments in Underlying Portfolios, as well as Government securities, certain short-term obligations and shares of Other Portfolios.

4. SBS&F currently serves as investment adviser to four of the operating funds of KMF. Subject to the general supervision of KMF's Board of Directors, in accordance with each advised entity's investment policies, SBS&F formulates guidelines and lists of approved investments, makes decisions with respect to and places orders for the KMF operating funds' purchases and sales of securities and maintains records relating to such purchases and sales. SBS&F is a wholly owned subsidiary of KeyCorp Asset Management Holdings, Inc. ("KAMHI"), which is a wholly owned subsidiary of KeyBank National Association, a national banking association, and KeyCorp, a bank holding company. KMFAI serves as investment adviser to VP and to four funds of KMF, including the initial Direct Funds. In addition, KMFAI has been retained to act as investment adviser to a fund of KMF that has yet to commence operations. Subject to the general supervision of VP's Board of Trustees and KMF's Board of Directors, respectively, in accordance with each advised entity's investment policies, KMFAI formulates guidelines and lists of approved investments, makes decisions with respect to and places orders for purchases and sales of securities for VP and the relevant funds of KMF and maintains records relating to such purchases and sales. KMFAI also is a wholly owned subsidiary of KAMHI.

Applicants' Legal Analysis:

1. Section 12(d)(1)(A) provides that no registered investment company may acquire securities of another investment company if such securities represent more than 3% of the acquired company's outstanding voting stock, more than 5% of the acquiring company's total assets, or if such securities, together with the securities of any other acquired investment companies, represent more than 10% of the acquiring company's total assets. Section 12(d)(1)(B) provides that no registered open-end investment company may sell its securities to another investment company if the sale will cause the acquiring company to own more than 3% of the acquired company's voting stock, or if the sale will cause more than 10% of the acquired company's voting stock to be owned by investment companies.
Section 12(d)(1)(G) of the 1940 Act states that the provisions of section 12(d)(1) do not apply to securities of a registered open-end investment company purchased or otherwise acquired by another registered open-end investment company if (a) the acquired company and the acquiring company are part of the same group of investment companies; (b) the securities of the acquired company, securities of other registered open-end investment companies that are part of the same group of investment companies, Government securities, and short-term paper are the only instruments held by the acquiring company; (c) with respect to (i) securities of the acquired company, the acquiring company does not pay and is not assessed any charges or fees for distribution-related activities, unless the acquiring company does not charge a sales load or other fees or charges for distribution-related activities; or (ii) securities of the acquiring company, any sales loads and other distribution-related fees charged, when aggregated with any sales load and distribution-related fees paid by the acquiring company with respect to securities of the acquired fund, are not excessive under rules adopted pursuant to section 22(b) or section 22(c) by a securities association registered under section 15A of the Securities Exchange Act of 1934, or the Commission; and
(d) the acquired company has a policy that prohibits it from acquiring any securities of registered investment companies in reliance on section 12(d)(1)(G) or (F). Section 12(d)(1)(F) of the 1940 Act provides that the provisions of section 12(d)(1) shall not apply to securities purchased or otherwise acquired by a registered investment company if immediately after such purchase or acquisition, not more than 3 per centum of the total outstanding stock of such issuer is owned by such registered investment company and all affiliated persons of such registered investment company; and such registered investment company has not offered or sold and is not proposing to offer or sell any security issued by it through a principal underwriter or otherwise at a public offering price which includes a sales load of more than 1 1/2 per centum. Further, no issuer of shares purchased under section 12(d)(1)(F) shall be obligated to redeem such security in an amount exceeding 1 per centum of such issuer's total outstanding securities during any period of less than thirty days.

2. The Direct Funds may not invest in Other Portfolios in reliance on the exemption provided by section 12(d)(1)(G) for several reasons.
First, Section 12(d)(1)(G)(i)(I) requires that a fund of funds relying on subparagraph (G), as well as all underlying funds, be part of the same "group of investment companies," as defined in section
12(d)(1)(G)(ii). As explained above, the Direct Funds propose to invest not only in shares of (affiliated) Underlying Portfolios, but also, subject to the limitations described above, in shares of (unaffiliated) Other Portfolios. Second, section 12(d)(1)(G)(i)(II) limits the types of securities which a fund of funds relying on subparagraph (G) may hold to securities of funds that are part of the same "group of investment companies" as the fund of funds, Government securities and short-term paper. The Direct Funds, however, propose to invest not only in the types of securities that are described in section 12(d)(1)(G)(i)(II), but also in shares of (unaffiliated) Other Portfolios. Finally, section 12(d)(1)(G)(i)(IV) provides that the funds underlying a fund of funds must have a policy that prohibits such underlying funds from acquiring any securities in reliance on subparagraphs (G) or (F) of Section 12(d)(1). The
Underlying Funds either have adopted, or are in the process of adopting, such policies.

3. Section 12(d)(1)(J) provides that the Commission is authorized to exempt any person, security, or transaction, or any class or classes of persons, securities or transactions from any provision of subsection 12(d)(1), if and to the extent that such exemption is consistent with the public interest and the protection of investors. Applicants request an order under section 12(d)(1)(J) exempting them from the limitations of section 12(d)(1)(A) and (B) to the extent necessary to permit each Direct Fund to purchase an unlimited amount of the outstanding voting shares of each Underlying Portfolio; the securities of each Underlying Portfolio to have an aggregate value of as much as 100% of the total assets of a Direct Fund; the Direct Funds to invest up to 100% of their assets in the securities of the Underlying Portfolios; each of the Underlying Portfolios to sell more than 3% of its total outstanding voting stock to a Direct Fund; and each of the Underlying Portfolios to sell more than 10% of its total outstanding voting stock to a Direct Fund, other investment companies and companies controlled by the Direct Fund and other investment companies.

4. The purpose of section 12(d)(l) of the 1940 Act was to limit and address the perceived adverse consequences of "pyramiding" of investment companies in a "fund of funds" arrangement. These include the duplicative costs involved in such a structure, the exercise of undue influence or control over the underlying series and the potential adverse impact of large-scale redemptions.

5. The proposed arrangement will not raise the fee layering concerns contemplated by section 12(d)(1). The proposed arrangement will not involve the layering of advisory fees, as before approving any advisory contract under section 15 of the 1940 Act, the directors/trustees of the Direct Funds, including a majority of the directors/trustees who are not "interested persons," as defined in section 2(a)(19), will find that any advisory fees charged under the contract are based on services provided that are in addition to, rather than duplicative of, services provided under any Underlying Portfolio advisory contract. The directors/trustees of the Direct Funds will make a similar finding with respect to the Other Portfolios as well, which will be fully documented. The structure of the Direct Funds will not involve the layering of sales charges as the Direct Funds will pay no front-end or contingent deferred sales charges in connection with the purchase or redemption of shares of the Underlying
Portfolios. In addition, as a condition to the requested exemptive relief, any sales charges or distribution-related fees relating to the shares of the Direct Funds will not exceed the limits set forth in Rule 2830 of the Conduct Rules of the NASD, when aggregated with any sales charges or distribution-related fees that the Direct Funds may pay relating to acquisition, holding or disposition of Underlying Portfolio and Other Portfolio shares. Similarly, any service fees relating to the shares of the Direct Funds will not exceed the limits set forth in Rule 2830 of the Conduct Rules of the NASD, when aggregated with any service fees that the Direct Funds may pay relating to shares of the Underlying Portfolios and Other Portfolios.
The aggregate sales charges, therefore, will not exceed the amount that otherwise lawfully could be charged at either fund level.

6. The proposed arrangement will be structured to minimize large scale redemption concerns. There is little risk that the Direct Funds' adviser(s) will exercise inappropriate control over the Underlying Portfolios, which are part of the same "group of investment companies." Similarly, because the Direct Funds, together with their affiliates, will be limited by section 12(d)(1)(F) to acquiring no more than 3% of the total outstanding stock of any Other Portfolio, there is little risk that the Direct Funds' adviser(s) will be in a position to exercise inappropriate control over any Other Portfolio.

7. The Direct Funds and the Underlying Portfolios will be advised by the Advisers or their affiliates and, therefore, may be deemed to be "affiliated persons" of one another by virtue of being under the common control of their adviser(s). They also may be deemed to be affiliated persons of one another to the extent that Direct Funds own 5% or more of the shares of an Underlying Portfolio. Purchases by the Direct Funds of shares of the Underlying Portfolios and the sale by the Underlying Portfolios of their shares to the Direct Funds could be deemed to be principal transactions between affiliated persons under section 17(a). Applicants seek an exemption under sections 17(b) and 6(c) from the prohibitions of section 17(a) to allow the transactions described in this application to the extent that such prohibition would apply. The Applicants believe that relief under section 6(c) is appropriate for many of the reasons discussed above. Applicants also believe that relief is appropriate under section 17(b) because the proposed arrangement meets the requirements of that section.

8. Section 17(b) provides that the Commission shall exempt a proposed transaction from section 17(a) if evidence establishes that the terms of the proposed transaction are reasonable and fair and do not involve overreaching, the proposed transaction is consistent with the policies of the registered investment company involved, and the proposed transaction is consistent with the general provisions of the 1940 Act. Section 6(c) permits the Commission to exempt any person, security, or transaction, or any class or classes of persons, securities, or transactions, from any provisions of the 1940 Act if such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act. Applicants believe that the proposed transactions meet the standards of sections 6(c) and 17(b). Applicants believe that their proposal is structured to assure that neither the Direct Funds nor the Underlying Portfolios will participate on a basis that is different or less advantageous than any other participant.

Applicants' Conditions:

      Applicants agree that the order granting the requested relief shall be subject to the following conditions:

All Underlying Portfolios will be part of the same "group of investment companies," as defined in section 12(d)(1)(G)(ii) of the 1940 Act, as the Direct Funds.

No Underlying Portfolio or Other Portfolio will acquire securities of any other investment company in excess of the limits contained in
Section 12(d)(1)(A) of the 1940 Act, except to the extent that such Underlying Portfolio or Other Portfolio (a) receives securities of another investment company as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the 1940 Act); or (b) acquires (or is deemed to have acquired) securities of another investment company pursuant to exemptive relief from the Commission permitting such Underlying Portfolio or Other Portfolio to (i) acquire securities of one or more affiliated investment companies for short-term cash management purposes; or (ii) engage in interfund borrowing and lending transactions.

Any sales charges, distribution-related fees and service fees relating to the shares of the Direct Funds, when aggregated with any sales charges, distribution-related fees and service fees paid by the Direct Funds relating to its acquisition, holding or disposition of shares of the Underlying Portfolios and Other Portfolios, will not exceed the limits set forth in Rule 2830 of the NASD's Conduct Rules.

Before approving any advisory contract under Section 15 of the 1940 Act, the boards of Directors/Trustees of the Direct Funds, including a majority of the Directors/Trustees who are not "interested persons," as defined in Section 2(a)(19), will find that the advisory fees charged under the contract are based on services provided that are in addition to, rather than duplicative of, services provided under any Underlying Portfolio or Other Portfolio advisory contract. This finding, and the basis upon which the finding was made, will be recorded fully in the minute books of the Direct Funds.

      For the Commission, by the Division of Investment Management, under delegated authority.

dc-52782v3

1 On January 1, 1997, in reliance only on Section 12(d)(1)(G) of the 1940 Act, KeyChoice Growth Fund, KeyChoice Moderate Growth
Fund and KeyChoice Income and Growth Fund, the initial Direct
Funds, commenced operations with investments limited to (affiliated) Underlying Portfolios.

2 Report of the Securities and Exchange Commission on the Public Policy Implications of Investment Company Growth: Report of the Committee on Interstate and Foreign Commerce, H.R. Doc. No. 2337, 89th Cong., 2d Sess., 314 (l966).
3 See, e.g., orders and notices referenced below under V. Authority. 4 Section 12(d)(1)(J) of the 1940 Act.
5 Report of the Securities and Exchange Commission on the Public Policy Implications of Investment Company Growth: Report of the Committee on Interstate and Foreign Commerce, H.R. Doc. No. 2337, 89th Cong., 2d Sess., 319 (l966).

6  Id.
7  Id.
8  Id. at 320.
9  Id.
10  Id.
11  Id.
12  Id. at 314-315.
13  Id. at 315.
14  Id.
15  Id. at 316.
16  Id. at 321 (emphasis in original).
17  Section 12(d)(1)(J) of the 1940 Act.
18 House Comm. on Commerce, 104th Cong., 2D Sess., Report on
Securities Amendments of 1996, (Comm. Print 1996).
19  See Section 2(a)(3)(C) of the 1940 Act.
20  See Section 2(a)(3)(A) and 2(a)(3)(B) of the 1940 Act.